UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2009

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on our Current Report on Form 8-K filed on April 27, 2009, May 6, 2009, May 20, 2009 and May 27, 2009 and in our Quarterly Report on Form 10-Q filed on May 18, 2009, we, through NNN VF 901 Civic, LLC, our subsidiary, along with NNN 901 Civic, LLC, entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions on April 21, 2009, or the Agreement, and four amendments to the Agreement, for the sale of 901 W. Civic Center Drive, located in Santa Ana, California, or the 901 Civic Center property, to Robert Ko, an unaffiliated third party, or the Buyer, for a sales price of $11,250,000. NNN VF 901 Civic, LLC and NNN 901 Civic, LLC are collectively referred to as the Seller. Our manager, Grubb & Ellis Realty Investors, LLC, is also the manager of NNN 901 Civic, LLC. We own, through NNN VF 901 Civic, LLC, a 96.9% interest in the 901 Civic Center property.

The Buyer and Seller entered into a Fifth Amendment to Agreement for Purchase and Sale, or the Fifth Amendment, effective May 29, 2009. The material terms of the Fifth Amendment provide for an extension of the Buyer’s financing contingency period from May 29, 2009 to June 17, 2009 for the sole purpose of Buyer obtaining its lender’s approval of a phase II environmental inspection. The closing is expected to occur during the second quarter of 2009; however, we can provide no assurance that we will be able to complete the sale of the 901 Civic Center property in the anticipated timeframe, or at all.

The material terms of the Fifth Amendment are qualified in their entirety by the terms of the Fifth Amendment attached hereto as Exhibit 10.1 to this Current Report on Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Fifth Amendment to Agreement for Purchase and Sale by and among NNN VF 901 Civic, LLC, NNN 901 Civic, LLC and Robert Ko, effective May 29, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

June 4, 2009	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Agreement for Purchase and Sale by and among NNN VF 901 Civic, LLC, NNN 901 Civic, LLC and Robert Ko, effective May 29, 2009